Exhibit 10.23

PRIVATE & CONFIDENTIAL

LEGALLY BINDING TERM SHEET ON SHARE EXCHANGE TRANSACTION AMONG

DSS SECURITY SYSTEMS INC., DSS BIOHEALTH SECURITY INC., GLOBAL BIOMEDICAL PTE LTD AND IMPACT BIOMEDICAL INC.

This term sheet sets out the legally binding terms for transactions among the Parties as defined hereunder (“Term Sheet”).

PARTIES	1)	Document Security Systems, Inc., a New York corporation, having its office at 275 Wiregrass Parkway, West Henrietta, NY 14586. (hereinafter referred to as “DSS”)

	2)	DSS BioHealth Security Inc., a Delaware corporation, having its office at 275 Wiregrass Parkway, West Henrietta, NY 14586. (hereinafter referred to as “DBHS”)

	3)	Global BioMedical Pte Ltd, a Singapore corporation, company no. 201707501G having its office at 7 Temasek Boulevard #29-01B, Suntec Tower One, Singapore 038987. (hereinafter referred to as “GBM”)

	4)	Impact BioMedical Inc., a Nevada corporation, having its office at 275 Wiregrass Parkway, West Henrietta, NY 14586. (hereinafter referred to as “IMPACT”)

(DSS, DBHS and GBM, and IMPACT shall each be known as a “Party”, and collectively the “Parties”.)

TRANSACTION OVERVIEW	GBM

Owns 100% of Impact Biomedical Inc. (“IMPACT”) Purchase Price: USD 50,000,000

Proposed Share Exchange Transaction (“Share Exchange”) Between DSS and IMPACT

In consideration of 100% of Impact, i.e. USD 50,000,000 (the “Consideration”, DSS will issue a combination of shares and perpetual convertible bond (PCB) as follows:

	-	USD 3,132,000

By way of issuing 14,500,000 shares at a price of USD 0.216 per share to GBM

	-	Balance of USD 46,868,000

By way of PCB at 0% coupon rate per annum.

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Perpetual Convertible Bond

	-	0 % Coupon Rate

	-	Conversion rate is at USD 0.216 per share

	-	GBM has right to convert the balance amount in PCB into DSS shares in full or partially, by giving 3 days written notice (at conversion rate of USD 0.216 in PCB to 1 DSS share)

	-	DSS has right to require GBM to convert the balance amount in PCB into DSS Shares in full or partially with 3 days written notice (at conversion rate of USD 0.216 in PCB to 1 DSS Share)

The 100% of IMPACT will be held under DBHS after the Share Exchange.

BLOCKER	It is agreed by Parties that GBM will not convert the PCB into DSS Shares to the extent where at any one point in time, GBM owns more than 19.9% of DSS.

VALUATION	DSS will appoint Destum Partners (an independent third-party professional valuation firm) to conduct an updated valuation report for IMPACT.

The Parties agree that should the updated valuation report of IMPACT be higher than the agreed transaction value, GBM agrees to not increase the Consideration amount for IMPACT in the Share Exchange.

The Parties further agree that should the updated valuation report of IMPACT be lower than the agreed transaction value, GBM agrees to lower the Consideration amount for IMPACT accordingly and offer the same 87.16% discount given to DSS for the Share Exchange.

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INITIAL PUBLIC OFFERING	It is the intention of IMPACT to pursue a public offering either on the New York Stock Exchange (NYSE) or Nasdaq, after the Share Exchange transaction.

DIVIDEND OF IMPACT SHARES

Upon the completion of the transaction, DBHS, which is a 100% owned subsidiary of DSS, will own 100% of IMPACT.

It is the intention of DBHS, upon the completion of the Share Exchange, to offer bonus of IMPACT shares to the shareholders of DSS (excluding the controlling shareholders of DSS and the chairman’s group of companies). The proposed bonus being, for every one (1) DSS share held, the shareholder will be entitled to a bonus of two (2) shares of IMPACT as determined at the record date of the filing. (“Bonus Shares”). (“Bonus Shares”)

RIGHT TO APPOINT THE BOARD OF DIRECTORS OF IMPACT	DSS shall have the right to appoint the board of IMPACT.

REPRESENTATION AND WARRANTIES

The Parties hereby represent and warrant that they have on behalf of their respective companies, the full legal rights and capacities to enter into this Term Sheet and to perform their respective obligations and that they are not in violation of any laws or any courts.

The Parties acknowledge that there may be fluctuations in the Share Price of DSS prior to the signing of this Term Sheet.

COUNTERPARTS	This Term Sheet and any amendments, if any, may be executed in counterparts (including by facsimile), each of which shall be an original with the same effect as if the signatures thereto and hereto were part of the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

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CONFIDENTIALITY	Save for any disclosure, filing or report made to any government agency, regulatory body or exchange (including but not limited to the NYSE and SGX-ST), or disclosures made to accountants, advisors, legal counsel or consultants, each Party shall keep strictly confidential the negotiations relating to this transaction, the existence of this transaction and the contents of this Term Sheet and shall not disclose the name to any other person with the prior written consent of the other Parties.

BINDING EFFECT	This Term Sheet shall be legally binding and shall also be legally enforceable in accordance with its terms in any court of competent jurisdiction.

DEFINITIVE AGREEMENT

The Parties, if mutually agreeable and as soon as practicable and in any event, no later than three (3) months from date of signing of this Term Sheet, strive to obtain their respective directors and shareholders’ approvals; and relevant stock exchanges in which they are listed with, if required.

The Parties may elect not to enter into a Definitive Agreement, in which event, the terms and conditions in this Term Sheet shall prevail and have full effects as if a definitive agreement has been entered into.

COMPLETION	Completion shall take place within three (3) months from the date of signing of this Term Sheet and subject to both DSS and GBM having obtained approvals from their respective shareholders and relevant stock exchanges in which they are listed with, if required for the transactions contemplated herein.

COSTS AND EXPENSES	Each Party shall be responsible for its respective costs and expenses in relation to the preparation of this Term Sheet and Definitive Agreement, if any.

GOVERNING LAW AND DISPUTE RESOLUTION	This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction.

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Dated:

March 12, 2020

We hereby accept the above terms and conditions.

SIGNED BY:		SIGNED BY:

/s/ Frank Heuszel		/s/ Chan Heng Fai Ambrose
Name:	FRANK HEUSZEL	Name:	CHAN HENG FAI AMBROSE
Title:	Chief Executive Officer	Title:	Chief Executive Officer
	For and on behalf of DSS Securities Inc.		For and on behalf of Global BioMedical Pte Ltd

/s/ Frank Heuszel		/s/ Chan Heng Fai Ambrose
Name:	FRANK HEUSZEL	Name:	CHAN HENG FAI AMBROSE
Title:	Chief Executive Officer	Title:	Chief Executive Officer
	For and on behalf of DSS BioHealth Security Inc.		For and on behalf of Impact Biomedical Inc.

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